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                                                      Exhibit 21
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                       LIST OF SUBSIDIARIES

      NAME(1)                                                JURISDICTION
      -------                                                ------------
Conseco Investment Holding Company                              Delaware
  Bankers National Life Insurance Company                       Texas
    National Fidelity Life Insurance Company                    Missouri
Conseco Capital Management, Inc.                                Delaware
Conseco Mortgage Capital, Inc.                                  Delaware
Conseco Partnership Management, Inc.                            Indiana
Conseco Private Capital Group, Inc.                             Indiana
Conseco Risk Management, Inc.                                   Indiana
Lincoln American Life Insurance Company                         Tennessee
CNC Real Estate, Inc.                                           Delaware
Conseco Entertainment, Inc.                                     Indiana
Bankers Life Holding Corporation (2)                            Delaware
  Bankers Life Insurance Company of Illinois                    Illinois
    Bankers Life and Casualty Company                           Illinois
      Certified Life Insurance Company                          California
Marketing Distribution Systems Consulting Group, Inc. (3)       Delaware
Conseco Capital Partners II, L.P. (4)                           Indiana
      The Statesman Group, Inc. (5)                             Delaware
        American Life Holding Company                           Delaware
          American Life and Casualty Insurance Company          Iowa
            Vulcan Life Insurance Company (6)                   Alabama
          American Life and Casualty Marketing Division Co.     Iowa

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
(1) Except as otherwise indicated, each company is a direct or indirect wholly owned subsidiary of Conseco, Inc.

(2) Conseco owns approximately 60 percent of the outstanding shares.

(3) Conseco owns approximately 95 percent of the outstanding shares.

(4) Conseco and its subsidiaries own 15 percent of the total limited partnership interest and Conseco Partnership
Management, Inc. owns a 1 percent general partnership interest.

(5) Conseco owns approximately 25 percent ownership interest through its direct ownership in Conseco Capital Partners
      II, L.P. and indirect interest through Bankers Life Holding
      Corporation and CCP Insurance, Inc.

(6) American Life and Casualty Insurance Company owns 98 percent of Vulcan Life Insurance Company.

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